                                                                    Exhibit 10.8







                                CREDIT AGREEMENT

                                      among
                                Stoneridge, Inc.
                                       and
                         PNC Bank, National Association,

                         Star Bank, National Association
                                       and
                               National City Bank
                                       and
                            National City Bank, Agent

                               September 15, 1997
                                       ---
                        $125,000,000 revolving commitment

                                TABLE OF CONTENTS

                                                                  PAGE
                                                                  ----

1A.  CROSS-REFERENCE..................................................1

1B.  SUMMARY..........................................................1

2A.  REVOLVING COMMITMENT.............................................1

2A.01  AMOUNT.........................................................1
2A.02  TERM...........................................................1
2A.03  OPTIONAL REDUCTIONS............................................1
2A.04  COMMITMENT FEE.................................................2
2A.05  EXTENSION OF REVOLVING COMMITMENTS.............................2

2B.  REVOLVING LOANS..................................................2

2B.01  REVOLVING NOTE.................................................2
2B.02  CREDIT REQUESTS................................................3
2B.03  CONDITION:  NO DEFAULT.........................................3
2B.04  CONDITION:  PURPOSE............................................4
2B.05  INTEREST.......................................................4
2B.06  DISBURSEMENT...................................................4
2B.07  PREPAYMENT.....................................................4

2C.  INTEREST AND OTHER LOAN PROVISIONS...............................4

2C.01  LOAN MIX.......................................................4
2C.02  AMOUNT.........................................................4
2C.03  CONTRACT PERIODS...............................................5
2C.04  MATURITIES.....................................................5
2C.05  ROLLOVER.......................................................5
2C.06  INTEREST:  RR LOANS............................................5
2C.07  INTEREST:  LIBOR LOANS.........................................6
2C.08  PREPAYMENTS....................................................6
2C.09  LIBOR LOANS UNAVAILABILITY.....................................7
2C.10  LIBOR LOANS ILLEGALITY.........................................7

2D.  LETTERS OF CREDIT................................................7

2D.01  MAXIMUM........................................................7
2D.03  TERM...........................................................8
2D.04  FORMS..........................................................8
2D.05  FEES AND COMMISSIONS...........................................8
2D.06  REIMBURSEMENT..................................................8

3A.  INFORMATION......................................................9

3A.01  FINANCIAL STATEMENTS...........................................9
3A.02  NOTICE........................................................10

3B.  GENERAL FINANCIAL STANDARDS.....................................10

3B.01  NET WORTH.....................................................10
3B.02  DEBT TO CAPITALIZATION........................................11

3B.03  FIXED CHARGE COVERAGE RATIO...................................11
3B.04  FUNDED DEBT/EBITDA............................................11

3C.  AFFIRMATIVE COVENANTS...........................................11

3C.01  TAXES.........................................................11
3C.02  FINANCIAL RECORDS.............................................12
3C.03  VISITATION....................................................12
3C.04  INSURANCE.....................................................12
3C.05  CORPORATE EXISTENCE...........................................12
3C.06  COMPLIANCE WITH LAW...........................................12
3C.07  PROPERTIES....................................................13

3D.  NEGATIVE COVENANTS..............................................13

3D.01  EQUITY TRANSACTIONS...........................................13
3D.02  CREDIT EXTENSIONS.............................................14
3D.03  BORROWINGS....................................................15
3D.04  LIENS, LEASES.................................................15
3D.05  FIXED ASSETS..................................................16

4A.  CLOSING.........................................................16

4A.01  SUBJECT NOTES.................................................16
4A.02  RESOLUTIONS/INCUMBENCY........................................16
4A.03  LEGAL OPINION.................................................17
4A.04  FINANCIAL STATEMENTS..........................................17
4A.05  UPFRONT FEE...................................................17
4A.06  DOCUMENTATION FEE.............................................17

4B.  WARRANTIES......................................................17

4B.01  EXISTENCE.....................................................17
4B.02  GOVERNMENTAL RESTRICTIONS.....................................17
4B.03  CORPORATE AUTHORITY...........................................17
4B.04  LITIGATION....................................................18
4B.05  TAXES.........................................................18
4B.06  TITLE.........................................................18
4B.07  LAWFUL OPERATIONS.............................................18
4B.08  INSURANCE.....................................................18
4B.09  FINANCIAL STATEMENTS..........................................19
4B.10 DEFAULTS.......................................................19

5A.  EVENTS OF DEFAULT...............................................19

5A.01  PAYMENTS......................................................19
5A.02  WARRANTIES....................................................19
5A.03  COVENANTS WITHOUT GRACE.......................................19
5A.04  COVENANTS WITH GRACE..........................................19
5A.05  CROSS-DEFAULT.................................................20
5A.06  BORROWER'S SOLVENCY...........................................20

5B.  EFFECTS OF DEFAULT..............................................20

5B.01  OPTIONAL DEFAULTS.............................................20
5B.02  AUTOMATIC DEFAULTS............................................20
5B.03  OFFSETS.......................................................21

5B.04  EQUALIZATION..................................................21

6A.  INDEMNITY:  STAMP TAXES.........................................21

6B.  INDEMNITY TAKEOVERS.............................................21

6C.  INDEMNITY:  CAPITAL REQUIREMENTS................................21

6D.  INDEMNITY:  COLLECTION COSTS....................................22

6E.  INDEMNITY: FUNDING COSTS........................................22

6F.  CERTIFICATE FOR INDEMNIFICATION.................................22

7A.  BANKS' PURPOSE..................................................22

7B.  AGENT...........................................................23

7B.01  NATURE OF APPOINTMENT.........................................23
7B.02  NATIONAL CITY AS A BANK; OTHER TRANSACTIONS...................23
7B.03  INSTRUCTION FROM BANKS........................................23
7B.04  BANKS' DILIGENCE..............................................23
7B.05  NO IMPLIED REPRESENTATIONS....................................24
7B.06  SUB-AGENTS....................................................24
7B.07  NATIONAL CITY AGENT'S DILIGENCE...............................24
7B.08  NOTICE OF DEFAULT.............................................24
7B.09  AGENT'S LIABILITY.............................................24
7B.10  COMPENSATION..................................................24
7B.11 DISBURSEMENTS..................................................25
7B.12  AGENT'S INDEMNITY.............................................25
7B.13  RESIGNATION...................................................25

8.  INTERPRETATION...................................................25

8.01  WAIVERS........................................................25
8.02  CUMULATIVE PROVISIONS..........................................26
8.03  BINDING EFFECT.................................................26
8.04  SURVIVAL OF PROVISIONS.........................................26
8.05  IMMEDIATE U.S. FUNDS...........................................26
8.06  CAPTIONS.......................................................26
8.07  SUBSECTIONS....................................................26
8.08  ILLEGALITY.....................................................26
8.09  OHIO LAW.......................................................27
8.10  INTEREST/FEE COMPUTATIONS......................................27
8.11 NOTICE..........................................................27
8.12  ACCOUNTING TERMS...............................................27
8.13  ENTIRE AGREEMENT...............................................27
8.14  WAIVER OF JURY TRIAL...........................................27
8.15  ASSIGNMENT.....................................................27

9.  AMENDMENTS AND WAIVERS...........................................28

10.  DEFINITIONS.....................................................28

ACCOUNT OFFICER......................................................29
ACCUMULATED FUNDING DEFICIENCY.......................................29
ADVANTAGE............................................................29
AFFILIATE............................................................29
AGREEMENT............................................................29
BANK.................................................................29
BANKING DAY..........................................................29
BORROWER.............................................................29
CONTRACT PERIOD......................................................29
CREDIT EXPOSURE......................................................29
CREDIT REQUEST.......................................................29
DEBT.................................................................29
DEFAULT UNDER ERISA..................................................30
DEFAULT UNDER THIS AGREEMENT.........................................30
DISTRIBUTION.........................................................30
ENVIRONMENTAL LAW....................................................30
ERISA................................................................30
ERISA REGULATOR......................................................30
EVENT OF DEFAULT.....................................................30
EXPIRATION DATE......................................................31
FEDERAL FUNDS RATE...................................................31
FUNDED INDEBTEDNESS..................................................31
GAAP.................................................................31
GUARANTOR............................................................31
INSOLVENCY ACTION....................................................31
LIBOR PRE-MARGIN RATE................................................32
LIBOR LOAN...........................................................32
MAJORITY OF THE BANKS................................................32
MATERIAL.............................................................32
MOST RECENT 4A.04 FINANCIAL STATEMENTS...............................32
NATIONAL CITY........................................................32
NET INCOME...........................................................32
NET WORTH............................................................32
PENSION PLAN.........................................................32
PRIME RATE...........................................................32
REFERENCE RATE.......................................................33
RELATED WRITING......................................................33
REPORTABLE EVENT.....................................................33
REVOLVING COMMITMENT.................................................33
REVOLVING LOAN.......................................................33
REVOLVING NOTE.......................................................33
RR LOAN..............................................................33
SUBJECT INDEBTEDNESS.................................................33
SUBJECT LC...........................................................33
SUBJECT LOAN.........................................................33
SUBJECT NOTE.........................................................33
SUBSIDIARY...........................................................33
SUPPLEMENTAL SCHEDULE................................................34
TOTAL LIABILITIES....................................................34
TRANSPORTATION BUSINESS..............................................34

EXHIBIT A:  Supplemental Schedule (4B.)
EXHIBIT B:  Revolving Note (2B.01; 4A.01)
EXHIBIT C:  Extension Agreement (2B.05)
EXHIBIT D  List Of Mortgage Properties (4A.06)

                                CREDIT AGREEMENT

Agreement (this AGREEMENT) made as of September 15, 1997 by and among STONERIDGE, INC. ("BORROWER"), NATIONAL CITY BANK, PNC BANK, NATIONAL ASSOCIATION and STAR BANK, NATIONAL ASSOCIATION (the "BANKS") and NATIONAL CITY BANK as agent for the Banks ("AGENT"):

1A.  CROSS-REFERENCE   -- Certain terms are defined in section 10.

1B.  SUMMARY   -- This Agreement

         (a) sets forth the terms and conditions upon which Borrower may, so long as the revolving commitment remains in effect, obtain the revolving loans described in sections 2A and 2B and subject LCs described in section 2D, PROVIDED that the aggregate unpaid principal balance of the revolving loans plus the face amount of subject LCs at any one time outstanding shall never exceed the amount of the revolving commitments then in effect and

         (b) sets forth the covenants and warranties made by the parties to induce each other to enter into this Agreement and other material provisions.

2A. REVOLVING COMMITMENT -- The basic terms of the revolving commitments and the compensation therefor are as follows:

         2A.01 AMOUNT -- The aggregate amount of the revolving commitments shall be One Hundred Twenty-Five Million and No/100ths Dollars ($125,000,000.00), but that amount may be reduced from time to time pursuant to subsection 2A.03 and the revolving commitment may be terminated pursuant to section 5B. The amount of each bank's revolving commitment (subject to such reduction or termination), and the proportion (expressed as a percentage) that it bears to all of the revolving commitments is set forth opposite the bank's name below to-wit:

            $  65,000,000          52%         National City Bank
            $  45,000,000          36%         PNC Bank, National Association
            $  15,000,000          12%         Star Bank, National Association
            -------------          ---
            $125,000,000           100%

         2A.02 TERM -- The revolving commitments shall become effective as of the date of this Agreement and shall remain in effect on a revolving basis until June 30, 2002 (the "expiration date") EXCEPT that a later expiration date may be established from time to time pursuant to subsection 2A.05 and EXCEPT that the revolving commitments shall end in any event upon any earlier reduction thereof to zero pursuant to subsection 2A.03 or any earlier termination pursuant to section 5B.

         2A.03 OPTIONAL REDUCTIONS -- Borrower shall have the right, at all times and without the payment of any premium, to permanently reduce the amount of the revolving commitments by giving Agent one banking day's prior written notice of the amount of each such reduction and the effective date thereof. Concurrently with each reduction Borrower shall prepay such part (together with the interest accrued thereon), if any, of the principal of the revolving loans then outstanding as may be in excess of the amount of the revolving commitments as so reduced.

         2A.04 COMMITMENT FEE -- Each Bank shall, so long as its revolving commitment remains in effect, earn a commitment fee

                  (a) based on the average daily difference between the amount of that bank's revolving commitment from time to time in effect and the aggregate unpaid principal balance of that Bank's revolving loans then outstanding,

                  (b) computed at the rate shown in the following schedule so long as the revolving commitment remains in effect


                                ------------------------------------------------------------ ------------------------
                                Total Senior                                                     Commitment
                                Debt/EBITDA (quarterly test)*                                Fee (basis points)
                                ------------------------------------------------------------ ------------------------
                                Level One             greater than 3x                                25
                                ----------------  ------------------------------------------ ------------------------
                                Level Two         greater than 2x less than or equal to 3x           20
                                ----------------  ------------------------------------------ ------------------------
                                Level Three       greater than 1.5x less than or equal to 2x         15
                                ----------------  ------------------------------------------ ------------------------
                                Level Four        greater than 1x less than or equal to 1.5x        12.5
                                ----------------  ------------------------------------------ ------------------------
                                Level Five        less than or equal to 1x                           10
                                ----------------  ------------------------------------------ ------------------------

                             *Calculated on a rolling four quarter basis

                  (c) and payable in arrears on September 30, 1997 and quarter-annually thereafter and at the end of the revolving commitments.

         2A.05 EXTENSION OF REVOLVING COMMITMENTS -- Whenever Borrower furnishes its audited financial statements to the Banks pursuant to clause (b) of subsection 3A.01, commencing with the year ending December 31, 1997, Borrower may request that the revolving commitments be extended one year to the June 30 next following the expiration date then in effect. The Banks agree to give consideration to each such request; but in no event shall the Banks be committed to extend the revolving commitments, nor shall any Bank's subject commitment be so extended, unless and until both Borrower and the Banks shall have executed and delivered an extension agreement substantially the form of Exhibit C with the blanks appropriately filled.

2B. REVOLVING LOANS -- The Banks agree that so long as the revolving commitments remain in effect each Bank will, subject to the conditions of this Agreement, grant Borrower such revolving loans as Borrower may from time to time request.

         2B.01 REVOLVING NOTE -- Each Bank's revolving loans shall be evidenced at all times by a revolving note executed and delivered by Borrower, payable to the order of that Bank in a principal amount equal to the dollar amount of that Bank's revolving commitment as in effect at the execution and delivery of the revolving note and being in the form and substance of Exhibit B with the blanks appropriately filled.

                  (a) Whenever Borrower obtains a series of revolving loans, each Bank shall endorse an appropriate entry on the revolving note or make an appropriate entry in a loan account in that Bank's books and records. Each entry shall be prima facie evidence of the data entered; but such entries shall not be a condition to Borrower's obligation to pay.

                  (b) No holder of any revolving note shall transfer a revolving note, or seek a judgment or file a proof of claim based on a revolving note, without in each case first endorsing the revolving note to reflect the true amount owing thereon.

         2B.02 CREDIT REQUESTS -- Whenever Borrower desires to obtain a series of subject loans, Borrower shall give Agent an appropriate notice (a "credit request") either in writing in the form of Exhibit D (or in other form and detail satisfactory to Agent) with the blanks appropriately filled or by telephone. The credit request shall be irrevocable, shall be given to Agent not later than 1:00 p.m. Cleveland time

                  (a) on the banking day next preceding the date on which RR loans (other than any obtained at the execution and delivery of this Agreement) are to be obtained, and

                  (b) three (3) banking days prior to the date any LIBOR loans are to be obtained,

         and shall either be made in writing or immediately confirmed in writing. In the case of any oral credit request, Agent shall be entitled to rely thereon and Borrower shall assume the risk of misunderstanding. Agent shall give each bank prompt notice of each credit request. A credit request received after 12:00 noon Cleveland time may be deemed by Agent to have been received on the next banking day.

         2B.03 CONDITION: NO DEFAULT -- Borrower shall not be entitled to obtain any revolving loan (other than any of the proceeds of which are applied solely to reimburse the Banks for any draft or other item drawn and paid in respect of a subject LC or to have any subject LC issued) if

                  (a) any default under this Agreement shall then exist or would thereupon begin to exist or

                  (b) the aggregate credit exposure of the Banks would exceed the aggregate of the subject commitments as then in effect or

                  (c) any representation or warranty made in subsections 4B.01 through 4B.08 (both inclusive) shall have ceased to be true and complete in any material respect except for such changes, if any, as shall have been fully disclosed in the applicable credit request and as may be waived by the Banks in the reasonable exercise of their discretion, or

                  (d) there shall have occurred any material adverse change in Borrower's financial condition, properties or business since the date of Borrower's most recent 4A.04 financial statements.

         Each credit request, both when made and when honored, shall of itself constitute a continuing representation and warranty by Borrower that Borrower is entitled to obtain, and the Banks are obligated to make, the requested revolving loan.

         2B.04 CONDITION: PURPOSE -- Borrower shall not use the proceeds of any revolving loan for the purpose of financing the acquisition of any corporation or other business entity if the acquisition is publicly opposed by the latter's board of directors and any Bank deems that its participation in the financing would involve it in a conflict of interest and communicates such opinion to Borrower within thirty (30) days after Borrower has advised the Banks of such opposition.

         2B.05 INTEREST -- The unpaid principal balances of and overdue interest on the revolving loans shall bear interest payable in arrears on the first day of each month and at maturity and computed in accordance with subsection 8.10 and as provided in section 2C.

         2B.06 DISBURSEMENT -- Each Bank shall disburse the proceeds of each subject loan made by it as follows: (A) in immediately available funds
         (B) from any office selected by that Bank (C) to Borrower's general checking account with Agent in the absence of written instructions from Borrower to the contrary (D) not later than 1:30 P.M. Cleveland time on the banking day specified in the credit request.

         2B.07 PREPAYMENT -- Borrower shall have the right at all times to prepay the revolving loans in whole or in part and without penalty or premium, but subject to the provisions of subsection 2C.08(b). Concurrently with any prepayment of the entire unpaid principal balance of the revolving loans, Borrower shall prepay the unpaid interest accrued thereon.

2C.  INTEREST AND OTHER LOAN PROVISIONS   --

         2C.01 LOAN MIX -- The subject loans at any one time outstanding may consist of RR loans or LIBOR loans or any combination thereof as Borrower may from time to time duly elect.

         2C.02 AMOUNT -- No subject loan shall be made if, after giving effect thereto, the aggregate unpaid principal balance of the revolving loans and outstanding subject LCs would exceed the amount of the revolving commitments then in effect. Each LIBOR loan shall be in the principal sum of five hundred thousand dollars ($500,000) or any greater amount (subject to the aforesaid limitations) that is a multiple of five hundred thousand dollars ($500,000).

         2C.03 CONTRACT PERIODS -- Each LIBOR loan shall have applicable thereto a contract period to be duly elected by Borrower in the credit request therefor. Each contract period shall begin on the date the loan proceeds are to be disbursed and shall end on such date, not later than the expiration date, as Borrower may select subject, however, to the following:

                  (a) The contract period for each LIBOR loan shall end one month or two or three or six months after the date of borrowing; PROVIDED, that

                           (1) if any such contract period otherwise would end on a day that is not a banking day, it shall end instead on the next following banking day if both days are in the same calendar month or, if not in the same month, shall end instead on the next preceding banking day, and

                           (2) if the contract period commences on a day for which there is no numerical equivalent in the calendar month in which the contract period is to end, it shall end on the last banking day of that calendar month.

                  (b) Borrower shall never elect a contract period for any LIBOR loan the term of which extends beyond the expiration date.

         2C.04 MATURITIES -- The stated maturity of each RR loan shall be the expiration date. The stated maturity of each LIBOR loan shall be the last day of the contract period applicable thereto. In no event, however, shall the stated maturity of any subject loan be later than the expiration date. Prior to the expiration date, Borrower may pay the principal of and interest on matured LIBOR loans with the proceeds of new LIBOR loans or with the proceeds of RR loans. The principal of and interest on LIBOR loans maturing by reason of subsection 2C.10 may be paid with the proceeds of a RR loan.

         2C.05 ROLLOVER -- If at any time prior to the expiration date any LIBOR loan shall not be paid in full at the stated maturity thereof, and if Borrower shall have failed to duly give Agent a timely credit request in respect thereof, Borrower shall be deemed to have duly given Agent a timely credit request to obtain (and at that maturity the Banks shall make) a series of RR loans in an aggregate principal amount equal to the unpaid principal of the LIBOR loan then due, the proceeds of which RR loans shall be applied to the payment in full of the LIBOR loan then due; PROVIDED, that no such RR loans shall of themselves constitute a waiver of any then-existing default under this Agreement.

         2C.06 INTEREST: RR LOANS -- The principal of and overdue interest on the RR loans shall bear interest payable in arrears on the first day of each January, April, July and October and at maturity and computed (in accordance with subsection 8.10) at a fluctuating rate equal to the reference rate from time to time in effect plus the applicable RR MARGIN (if any) with each change in the reference rate automatically and immediately changing the rate thereafter applicable to the RR loans; PROVIDED, that in no event shall the rate applicable to the RR loans after the maturity thereof be less than the rate applicable thereto immediately after maturity. RR MARGIN as used in this subsection means a rate equal to

                  Zero percent (0%) per annum prior to the expiration date and after maturity (whether occurring by lapse of time or by acceleration) the RR margin shall be two percent (2%) per annum.

         2C.07 INTEREST: LIBOR LOANS -- The principal of and overdue interest on each LIBOR loan shall bear interest computed (in accordance with subsection 8.10) and payable as follows:

                  (a) Prior to maturity each LIBOR loan which is a revolving loan shall bear interest at a rate equal to the LIBOR pre-margin rate in effect at the start of the applicable contract period plus the applicable LIBOR MARGIN, namely, the appropriate margin from the following table:


                                ---------------------------------------------------------------------------------------
                                Total Senior                                                                LIBOR
                                Debt/EBITDA (quarterly test)*                                               Margin
                                ---------------------------------------------------------------------------------------
                                Level One                   greater than 3x                            200 basis points
                                ---------------------- ------------------------------------------ ---------------------
                                Level Two               greater than 2x less than or equal to 3x       150 basis points
                                ---------------------- ------------------------------------------ ---------------------
                                Level Three            greater than 1.5x less than or equal to 2x      125 basis points
                                ---------------------- ------------------------------------------ ---------------------
                                Level Four             greater than 1x less than or equal to 1.5x      100 basis points
                                ---------------------- ------------------------------------------ ---------------------
                                Level Five              less than or equal to 1x                        75 basis points
                                ---------------------- ------------------------------------------ ---------------------

                                *Calculated on a rolling four quarter basis

                  (b) After maturity (whether occurring by lapse of time or by acceleration), each LIBOR loan shall bear interest computed and payable in the same manner as in the case of RR loans EXCEPT that in no event shall any LIBOR loan bear interest after maturity at a lesser rate than that applicable thereto at maturity.

                  (c) Interest on each LIBOR loan shall be payable in arrears on the last day of the contract period applicable thereto and at maturity and, in the case of any contract period having a longer term than three (3) months, every three (3) months after the first day of the contract period.

         2C.08 PREPAYMENTS -- Borrower may from time to time prepay the principal of the RR loans in whole or in part and may from time to time prepay the principal of any given LIBOR loan in whole or in part, subject to the following:

                  (a) Each prepayment of a given LIBOR loan shall be in an amount equal to five hundred thousand dollars ($500,000) or any multiple thereof or an amount equal to the then aggregate unpaid principal balance thereof.

                  (b) Each prepayment of the RR loans may be made without penalty or premium. Any prepayment of any LIBOR loans (regardless of the reason for the prepayment) shall be subject to the payment of any indemnity required by section 6E.

                  (c) No prepayment shall of itself reduce the revolving commitment.

                  (d) Concurrently with each prepayment, Borrower shall prepay the interest accrued on the prepaid principal.

         2C.09  LIBOR LOANS: UNAVAILABILITY   -- If at any time

                  (a) a Bank shall determine that dollar deposits of the relevant amount for the relevant contract period are not available in the London interbank eurodollar market for the purpose of funding the LIBOR loan in question, or

                  (b) a Bank shall determine that circumstances affecting that market make it impracticable for such Bank to ascertain the rate or rates applicable to such LIBOR loans,

         then and in each such case Agent shall, by written notice to Borrower, suspend Borrower's right thereafter to obtain LIBOR loans of the kind in question, which suspension shall remain in effect until such time, if any, as Agent may give written notice to Borrower that the condition giving rise to the suspension no longer prevails.

         2C.10 LIBOR LOANS: ILLEGALITY -- If any Bank shall give Agent written notice that it is, or governmental authority has asserted that it is unlawful for that Bank to fund, make or maintain any LIBOR loans,

                  (a) Agent shall give Borrower and each of the other Banks prompt written notice thereof and

                  (b) Borrower shall promptly pay in full the principal of and interest on the LIBOR loan in question and make the indemnification, if any, required by section 6E.

2D. LETTERS OF CREDIT -- NATIONAL CITY agrees that so long as the subject commitments remain in effect NATIONAL CITY will issue such letters of credit (each, a subject LC) for Borrower's account as Borrower may from time to time request subject, however, to the conditions of this Agreement.

         2D.01 MAXIMUM -- NATIONAL CITY shall not issue any subject LC if, after giving effect thereto,

                  (a) the aggregate undrawn balance of all then outstanding subject LCs would exceed five million dollars ($5,000,000) or

                  (b) the aggregate credit exposure of the Banks would exceed the aggregate of the subject commitments as then in effect.

         2D.03 TERM -- No subject LC which is a commercial letter of credit shall permit any draft to be drawn thereunder on a date (the "last draw date") that is more than one hundred eighty (180) days after the date of its issue, nor shall any subject LC permit the last draw date to be later than the seventh (7th) banking day next preceding the expiration date.

         2D.04  FORMS   -- Each subject LC shall

                  (a) be issued in such form as NATIONAL CITY may reasonably require,

                  (b) be either a commercial letter of credit used solely for the importation of goods in the ordinary course of Borrower's business or a standby letter of credit and

                  (c) be denominated in United States dollars.

         2D.05 FEES AND COMMISSIONS -- Borrower shall pay to NATIONAL CITY in respect of each subject LC the issuance, amendment, negotiation, draw, acceptance, telex and similar fees as are generally charged under its standard fee schedule as in effect at the time in question, and Borrower shall reimburse NATIONAL CITY for its out-of-pocket expenses, if any, in respect of the foregoing. In addition, Borrower shall pay to the Banks a commission based on the face amount of the subject LC in the case of a subject LC that is a "standby" letter of credit and the amount of a draw in the case of a subject LC that is a "commercial" letter of credit, payable at the time of issuance in the case of a subject LC that is a standby LC and upon each payment of any draft in the case of a subject LC that is a commercial letter of credit, and computed in arrears at the rate of

                  (a) the rate shown in the following table in the case of a subject LC that is a "standby" letter of credit and

                                ------------------------------------------------------------------------------------
                                Total Senior                                                       Standby Letter of
                                Debt/EBITDA (quarterly test)*                                      Credit Commission
                                -----------------------------------------------------------------  -----------------
                                Level One              greater than 3x                              2.0%
                                ---------------------- ------------------------------------------  -----------------
                                Level Two              greater than 2x less than or equal to 3x     1.5%
                                ---------------------- ------------------------------------------  -----------------
                                Level Three            greater than 1.5x less than or equal to 2x   1.25%
                                ---------------------- ----------------------- ------------------  -----------------
                                Level Four             greater than 1x less than or equal to 1.5x   1.0%
                                ---------------------- ------------------------------------------  -----------------
                                Level Five              less than or equal to 1x                     .75%
                                ---------------------- ------------------------------------------  ------------------

                                *Calculated on a rolling four quarter basis

                  (b) one half of one percent (1/2%) per annum in the case of a subject LC that is a "commercial" letter of credit.

         2D.06 REIMBURSEMENT -- Borrower agrees to reimburse NATIONAL CITY for each draft or other item paid by Bank pursuant to or otherwise in respect of any subject LC.

3A. INFORMATION -- Borrower agrees that so long as the revolving commitment remains in effect and thereafter until the subject indebtedness shall have been paid in full, Borrower will perform and observe each of the following:

         3A.01  FINANCIAL STATEMENTS   -- Borrower will furnish to the Banks

                  (a) within forty-five (45) days after the end of each of the first three quarter-annual periods of each of Borrower's fiscal years, Borrower's balance sheet as at the end of the period and its statements of cash flow, income and surplus reconciliation for Borrower's current fiscal year to date, all prepared (but unaudited) on a comparative basis with the prior year, in accordance with GAAP (EXCEPT as disclosed therein) and in form and detail satisfactory to the Banks,

                  (b) as soon as available (and in any event within one hundred twenty (120) days after the end of each of Borrower's fiscal years), a complete copy of an annual audit report (including, without limitation, all financial statements therein and notes thereto) of Borrower for that year which shall be

         (1) prepared on a comparative basis with the prior year, in accordance with GAAP (EXCEPT as disclosed therein) and in form and detail satisfactory to the Banks,

         (2) certified (without qualification as to GAAP) by independent public accountants selected by Borrower and satisfactory to the Banks,

         (3) accompanied by a copy of any management report, letter or similar writing furnished to Borrower by the accountants in respect of Borrower's systems, operations, financial condition or properties, and

         (4) either (A) a written statement of the accountants that in making the examination nec- essary for their report or opinion they obtained no knowledge of the occurrence of any de- fault under this Agreement or
         (B) if they know of any, their written disclosure of its nature and status, PROVIDED, that the accountants shall not be liable directly or indir- ectly to anyone for any failure to obtain knowledge of any default under this Agreement,

                  (c) concurrently with the delivery of any financial statement to a Bank pursuant to clause (a) or (b), a certificate by Borrower's chief financial officer

                           (1) certifying that to the best of the officer's knowledge and belief, (A) those financial statements fairly present in all material respects Borrower's financial condition and the results of its operations in accordance with GAAP subject, in the case of interim financial statements, to routine year-end audit adjustments and (B) no default under this Agreement then exists or if any does, a brief description of the default and Borrower's intentions in respect thereof, and

                           (2) setting forth calculations indicating whether or not Borrower is in compliance with the general financial standards of section 3B, and

                  (d) forthwith upon a Bank's written request, such other information in writing about Borrower's financial condition, properties and operations and about its pension plans, if any, as such Bank may from time to time reasonably request.

         3A.02 NOTICE -- Borrower will cause its chief financial officer, or in his absence another officer designated by Borrower, to give Agent prompt written notice whenever any officer of Borrower

                  (a) reasonably believes (or receives notice from any governmental agency alleging) that any reportable event has occurred in respect of any pension plan or that Borrower has become in material non-compliance with any law or governmental order referred to in subsection 3C.06 if non-compliance therewith would materially and adversely affect Borrower's financial condition or its properties,

                  (b) receives from the Internal Revenue Service or any other federal, state or local taxing authority any allegation of any default by Borrower in the payment of any tax that is material in amount or notice of any assessment in respect thereof,

                  (c) learns there has been brought against Borrower before any court, administrative agency or arbitrator any litigation or proceeding which, if successful, might have a material, adverse effect on Borrower,

                  (d) reasonably believes that any representation or warranty made in subsections 4B.01 through 4B.08 (both inclusive) shall have ceased in any material respect to be true and complete or that any default under this Agreement shall have occurred or

                  (e) reasonably believes that there has occurred or begun to exist any other event, condition or thing that likely may have a material, adverse effect on Borrower's financial condition, operations or properties.

3B. GENERAL FINANCIAL STANDARDS -- Borrower agrees that so long as the subject commitment remains in effect and thereafter until the subject indebtedness shall have been paid in full, Borrower will perform and observe each of the following:

         3B.01 NET WORTH -- Borrower will not suffer or permit the sum of its net worth plus its subordinated indebtedness, if any, as at the end of each fiscal quarter of Borrower to be less than the required minimum amount in effect at the time in question. The required minimum amount shall be ninety million dollars ($90,000,000) EXCEPT that that amount shall be permanently increased

                  (a) on December 31, 1997 and on each December 31 thereafter by an amount equal to fifty percent (50%) of Borrower's net income, after tax, and

                  (b) upon each issuance or other sale by Borrower of any of its capital stock an amount equal to the net proceeds (after costs and expenses) thereof and, in the case of the issuance of capital stock as payment for all or a portion of the purchase price the stock or assets of another entity, less the costs and expenses of the acquisition.

         3B.02 DEBT TO CAPITALIZATION -- Borrower will not suffer or permit as at the end of each fiscal quarter of Borrower the ratio of its funded indebtedness to its funded indebtedness plus its net worth to exceed sixty percent (60%). For purposes of this subsection, revolving loans shall constitute funded indebtedness.

         3B.03 FIXED CHARGE COVERAGE RATIO -- Borrower will not, as at each fiscal quarter of Borrower, suffer or permit the aggregate of

                  (a) its net income for the immediately preceding four (4) fiscal quarters of Borrower plus

                  (b) its interest expense for the immediately preceding four
                  (4) fiscal quarters of Borrower plus

                  (c) its depreciation and amortization expense for the immediately preceding four (4) fiscal quarters of Borrower plus

                  (d) the amount provided for its federal, state and local income taxes for the immediately preceding four (4) fiscal quarters of Borrower (OTHERWISE KNOWN AS EBITDA)

         to be less than an amount equal to one and one-tenth (1.10) times the sum of its interest expense, principal payments on indebtedness, capital expenditures (net of asset sales) and cash distributions to shareholders (OTHERWISE KNOWN AS FIXED CHARGES) for the four (4) fiscal quarters in question.

         3B.04 FUNDED DEBT/EBITDA -- Borrower will not, as at the end of each fiscal quarter of Borrower, suffer or permit the ratio of its funded indebtedness to its EBITDA, for the previous four (4) quarters, to exceed three hundred twenty-five percent (325%). For purposes of this subsection, revolving loans shall constitute funded indebtedness.

3C. AFFIRMATIVE COVENANTS -- Borrower agrees that so long as the revolving commitments remain in effect and thereafter until the subject indebtedness shall have been paid in full, Borrower will perform and observe each of the following:

         3C.01  TAXES   -- Borrower will pay in full

                  (a) prior in each case to the date when penalties for the nonpayment thereof would attach, all taxes, assessments and governmental charges and levies for which it may be or become subject and

                  (b) prior in each case to the date the claim would become delinquent for non-payment, all other lawful claims (whatever their kind or nature) which, if unpaid, might become a lien or charge upon its property;

         PROVIDED, that no item need be paid so long as and to the extent that it is contested in good faith and by timely and appropriate proceedings which are effective to stay enforcement thereof.

         3C.02 FINANCIAL RECORDS -- Borrower will at all times keep true and complete financial records in accordance with GAAP and, without limiting the generality of the foregoing, make appropriate accruals to reserves for estimated and contingent losses and liabilities.

         3C.03 VISITATION -- Borrower will permit the Banks at all reasonable times

                  (a) to visit and inspect Borrower's properties and examine its records at Banks' expense and to make copies of and extracts from such records, and

                  (b) to consult with Borrower's directors, officers, accountants, actuaries, trustees and plan administrators in respect of its financial condition, properties and operations and the financial condition of its pension plans, each of which parties is hereby authorized to make such information available to the Banks to the same extent that it would to Borrower.

         3C.04  INSURANCE   -- Borrower will

                  (a) keep itself and all of its insurable properties insured at all times to such extent, with such deductibles, by such insurers and against such hazards and liabilities as is generally and prudently done by like businesses, EXCEPT that if a more specific standard is provided in any related writing, the more specific standard shall prevail, and

                  (b) forthwith upon a Bank's written request, furnish to such Bank such information about Borrower's insurance as such Bank may from time to time reasonably request, which information shall be prepared in form and detail reasonably satisfactory to such Bank and certified by an officer of Borrower.

         3C.05 CORPORATE EXISTENCE -- Borrower will at all times maintain its corporate existence, rights and franchises.

         3C.06 COMPLIANCE WITH LAW -- Borrower will comply with all laws (whether federal, state or local and whether statutory, administrative or judicial or other) and with every lawful governmental order (whether administrative or judicial) and will, without limiting the generality of the foregoing,

                  (a) use and operate all of its facilities and properties in material compliance with all environmental laws and handle all hazardous materials in material compliance therewith; keep in full effect each permit, approval, certification, license or other authorization required by any environmental law for the conduct of any material portion of its business; and comply in all other material respects with all environmental laws;

                  (b) make a full and timely payment of premiums required by ERISA and perform and observe all such further and other requirements of ERISA such that no default under ERISA shall occur or begin to exist; and

                  (c) comply with all material requirements of all occupational health and safety laws;

         PROVIDED, that this subsection shall not apply to any of the foregoing

                  (i) if and to the extent that the same shall be contested in good faith by timely and appropriate proceedings which are effective to stay enforcement thereof and against which appropriate reserves shall have been established or

                  (ii) in any other case if non-compliance therewith would not materially and adversely affect Borrower's financial condition, properties or business.

         3C.07 PROPERTIES -- Borrower will maintain all fixed assets necessary to its continuing operations in good working order and condition, ordinary wear and tear excepted.

3D. NEGATIVE COVENANTS -- Borrower agrees that so long as the revolving commitment remains in effect and thereafter until the subject indebtedness shall have been paid in full, Borrower will perform and observe each of the following:

         3D.01  EQUITY TRANSACTIONS   -- Borrower will not

                  (a)  be a party to any merger or consolidation,

                  (b) purchase or otherwise acquire all or substantially all of the assets and business of any corporation or other business enterprise,

                  (c) create, acquire or hold any subsidiary, or be or become a party to any joint venture or partnership, or make or keep any investment in any stocks or other equity securities of any kind other than any investment fully disclosed in Borrower's most recent 4A.04 financial statements or in the supplemental schedule or

                  (d) lease as lessor, sell, sell-leaseback or otherwise transfer (whether in one transaction or a series of transactions) all or any substantial part of its fixed assets EXCEPT chattels that shall have become obsolete or no longer useful in its present business;

         PROVIDED, that this subsection shall not apply to

                  (i) any transaction referred to in clause (a) or (b) if (1) after giving effect thereto, the nature of Borrower's business, viewed on a consolidated basis, shall not be materially different from that at the date of this Agreement and (2) there shall have been executed and delivered to Agent and each Bank an assumption agreement (to be in form and substance satisfactory to Agent and the Banks) by the surviving corporation (if not Borrower) in the case of any merger, by the resulting corporation in the case of any consolidation and (iii) no default or event of default under this Agreement exists or would exist after giving effect to such transaction,

                  (ii) any investment including a joint venture or partnership where such investment is used by Borrower or by a subsidiary or affiliate of Borrower to invest in transportation businesses, provided, that the aggregate amount of all such investments does not at any time exceed fifty million dollars ($50,000,000),

                  (iii) the sale of other fixed assets not exceeding twenty-five million dollars ($25,000,000 or

                  (iv) the creation of subsidiaries to engage in a transportation business.

         3D.02  CREDIT EXTENSIONS   -- Borrower will not

                  (a) make or keep any investment in any notes, bonds or other obligations of any kind for the payment of money or make or have outstanding at any time any advance or loan to anyone or

                  (b)  be or become a guarantor of any kind;

         PROVIDED, that this subsection shall not apply to

                  (i) any existing or future advance made to an officer or employee of Borrower solely for the purpose of paying ordinary and necessary business expenses of Borrower,

                  (ii) any existing or future investment in direct obligations of the United States of America or any agency thereof, or in certificates of deposit issued by a Bank, or in any other money-market investment (including commercial paper) if it carries the highest quality rating of any nationally-recognized rating agency, PROVIDED, that no such investment shall mature more than ninety (90) days after the date when made,

                  (iii) any existing investment, advance, loan or guaranty fully disclosed in Borrower's most recent 4A.04 financial statements or in the supplemental schedule,

                  (iv) any existing or future guaranty of any direct or contingent obligation owing to a Bank.

                  (v) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business,

                  (vi) any temporary advance to or guaranty of an obligation of an employee, provided that the aggregate of all such advances or guaranties at any one time shall not exceed one million five hundred thousand dollars ($1,500,000), or

                  (vii) any guaranty of the debt of a subsidiary, not to exceed ten million dollars ($10,000,000) of debt in the aggregate to all subsidiaries.

         3D.03 BORROWINGS -- Borrower will not create, assume or have outstanding at any time any indebtedness for borrowed money or any funded indebtedness of any kind; PROVIDED, that this subsection shall not apply to

                  (i) the subject indebtedness or any other debt owing to the Banks,

                  (ii) any existing or future indebtedness secured by a purchase money security interest permitted by subsection 3D.04 or incurred under a lease permitted by subsection 3D.04 or

                  (iii) any existing indebtedness or proposed subordinated indebtedness fully disclosed in Borrower's most recent 4A.04 financial statements or in the supplemental schedule or any renewal or extension thereof in whole or in part.

         3D.04  LIENS, LEASES   -- Borrower will not

                  (a) lease any property as lessee or acquire or hold any property subject to any land contract, inventory consignment or other title retention contract,

                  (b) sell or otherwise transfer any receivables, whether with or without recourse

                  (c) suffer or permit any property now owned or hereafter acquired by it to be or become encumbered by any mortgage, security interest, lien or financing statement or

                  (d) enter into any agreement or other arrangement which would prohibit Borrower or any subsidiary to create, incur or permit to exist any lien upon any of its property or assets.

         PROVIDED, that this subsection shall not apply to

                  (i) any tax lien, or any lien securing workers' compensation or unemployment in- surance obligations, or any mechanic's carrier's or landlord's lien, or any lien arising under ERISA, or any security interest arising under article four (bank deposits and collections) or five (letters of credit) of the Uniform Commercial Code, or any similar security interest or other lien, EXCEPT that this clause (i) shall apply only to security interests and other liens arising by operation of law (whether statutory or common law) and in the ordinary course of business and shall not apply to any security interest or other lien that secures any indebtedness for borrowed money or any guaranty thereof or any obligation that is in material default in any manner (other than any default contested in good faith by timely and appropriate proceedings effective to stay enforcement of the security interest or other lien in question),

                  (ii) zoning or deed restrictions, public utility easements, minor title irregularities and similar matters having no adverse effect as a practical matter on the ownership or use of any of the property in question,

                  (iii) any lien securing or given in lieu of surety, stay, appeal or performance bonds, or securing performance of contracts or bids (other than contracts for the payment of money borrowed), or deposits required by law or governmental regulations or by any court order, decree, judgment or rule or as a condition to the transaction of business or the exercise of any right, privilege or license, EXCEPT that this clause
                  (iii) shall not apply to any lien or deposit securing an obligation that is in material default in any manner (other than any default contested in good faith by timely and appropriate proceedings effective to stay enforcement of the security interest or other lien in question),

                  (iv) any mortgage, security interest or other lien securing Borrower's debt to the Banks or securing Borrower's debt to another lender if such debt was assumed by Borrower in connection with a merger or an acquisition,

                  (v) any mortgage, capitalized lease, security interest or other lien (each, a "purchase money security interest") which is created or assumed in purchasing, constructing or improving any real property or equipment or to which any such property is subject when purchased, PROVIDED, that (A) the purchase money security interest shall be confined to the aforesaid property, (B) the indebtedness secured thereby does not exceed the total cost of the purchase, construction or improvement and (C) any such indebtedness, if repaid in whole or in part, cannot be reborrowed,

                  (vi) any lease other than any capitalized lease (it being agreed that a capitalized lease is a lien rather than a lease for the purposes of this Agreement) so long as the aggregate annual rentals of all such leases do not exceed two million five hundred thousand dollars ($2,500,000),

                  (vii) any mortgage, security interest or other lien which (together with the indebtedness secured thereby) is fully disclosed in Borrower's most recent 4A.04 financial statements or in the supplemental schedule,

                  (viii) any financing statement perfecting a security interest that would be permissible under this subsection or

                  (ix) any renewal, extension or refinancing of any of the above.

         3D.05 FIXED ASSETS -- Borrower will not invest (net after trade-ins, if any) in fixed assets and leasehold improvements during any fiscal year (commencing with the present year) more than thirty million dollars ($30,000,000).

4A. CLOSING -- Prior to or at the execution and delivery of this Agreement Borrower shall have complied or caused compliance with each of the following:

         4A.01 SUBJECT NOTES -- Borrower shall execute and deliver to each Bank a revolving note in accordance with subsection 2B.01.

         4A.02 RESOLUTIONS/INCUMBENCY -- Borrower's secretary or assistant secretary shall have certified to the Banks (a) a copy of resolutions duly adopted by Borrower's board of directors in respect of this Agreement and (b) the names and true signatures of officers authorized to execute and deliver this Agreement and related writings on behalf of Borrower.

         4A.03 LEGAL OPINION -- Borrower's counsel shall have rendered to the Banks their written opinion in respect of the matters referred to in subsections 4B.01, 4B.02, 4B.03 and 4B.04 and in respect of the perfection of each mortgage, security interest or other lien referred to in this section 4A, which opinion shall be in such form and substance (and may be subject only to such qualifications and exceptions, if any) as shall be satisfactory to Agent.

         4A.04 FINANCIAL STATEMENTS -- Borrower shall have furnished to each Bank at least one true and complete copy of each of the following:
         Borrower's annual audit report (including, without limitation, all financial statements therein and notes thereto and the accompanying accountants' certificate and management report) prepared as at December 31, 1996 and annual audit reports for each of Borrower's two next preceding fiscal years (each having been certified by Arthur Anderson) and Borrower's unaudited interim financial statements prepared as at June 30, 1997.

         4A.05 UPFRONT FEE -- Borrower shall have paid Agent an upfront fee of fifty thousand dollars ($50,000) to be shared by the Banks on a prorata basis.

         4A.06 DOCUMENTATION FEE -- Borrower shall have paid Agent a documentation fee of ten thousand dollars ($10,000).

4B. WARRANTIES -- Subject only to such additions and exceptions, if any, as may be set forth in the supplemental schedule or in Borrower's most recent 4A.04 financial statements, Borrower represents and warrants as follows:

         4B.01 EXISTENCE -- Borrower is a duly organized and validly existing Ohio corporation in good standing. Borrower is duly qualified to transact business in each state or other jurisdiction in which it owns or leases any real property or in which the nature of the business conducted makes such qualification necessary or, if not so qualified, such failure to qualify will have no material adverse effect upon Borrower's financial condition and its ability to transact business.

         4B.02 GOVERNMENTAL RESTRICTIONS -- No registration with or approval of any governmental agency of any kind is required on the part of Borrower for the due execution and delivery or for the enforceability of this Agreement or any related writing.

         4B.03 CORPORATE AUTHORITY -- Borrower has requisite corporate power and authority to enter into this Agreement and to obtain and secure the subject loans in accordance with this Agreement. The officer executing and delivering this Agreement on behalf of Borrower has been duly authorized to do so and to execute and deliver subject notes and other related writings in accordance with section 4A. Neither the execution and delivery of this Agreement or any related writing by Borrower nor its performance and observance of the respective provisions thereof will violate any existing provision in its articles of incorporation, regulations or by-laws or any applicable law or violate or otherwise constitute a default under any contract or other obligation now existing and binding upon it. Upon the execution and delivery thereof, this Agreement and the aforesaid related writings will each become a valid and binding obligation enforceable against Borrower according to their respective tenors subject, however, to any applicable insolvency or bankruptcy law of general applicability and general principles of equity.

         4B.04 LITIGATION -- No litigation or proceeding is pending against Borrower before any court, administrative agency or arbitrator which could reasonably be expected to have a material adverse effect on Borrower.

         4B.05 TAXES -- Borrower has filed all federal, state and local tax returns which are required to be filed by it and paid all taxes due as shown thereon (EXCEPT to the extent, if any, permitted by subsection 3C.01). The Internal Revenue Service has audited Borrower's tax returns through the year ended December 31, 1992 and has not alleged any material default by Borrower in the payment of any tax material in amount or threatened to make any assessment in respect thereof which has not been reflected in Borrower's most recent 4A.04 financial statements.

         4B.06 TITLE -- Borrower has good and marketable title to all assets reflected in its most recent 4A.04 financial statements EXCEPT for changes resulting from transactions in the ordinary course of business. All such assets are clear of any mortgage, security interest or other lien of any kind other than any permitted by subsection 3D.04.

         4B.07 LAWFUL OPERATIONS -- Borrower's operations have at all relevant times been and continue to be in material compliance with all requirements imposed by law, whether federal, state or local, whether statutory, regulatory or other, including (without limitation) ERISA, all environmental laws, and occupational safety and health laws and all zoning ordinances. Without limiting the generality of the foregoing,

                  (a) no condition exists at, on or under any facility or other property now or previously owned by Borrower which would give rise to any material liability under any environmental law; and Borrower has not received any notice from any governmental agency, court or anyone else that it is a potentially responsible party for the clean-up of any environmental waste site, is in violation of any environmental permit or law or has been placed on any registry of solid or hazardous waste disposal site;

                  (b) No material accumulated funding deficiency exists in respect of any of Borrower's pension plans; and no reportable event has occurred in respect of any such plan which is continuing and which constitutes grounds either for termination of the plan or for court appointment of a trustee for the administration thereof.

         4B.08 INSURANCE -- Borrower's insurance coverage complies with the standards set forth in subsection 3C.04.

         4B.09 FINANCIAL STATEMENTS -- Each of the financial statements referred to in subsection 4A.04 has been prepared in accordance with generally accepted accounting principles applied on a basis consistent with those used by it during its then next preceding full fiscal year EXCEPT to the extent, if any, specifically noted therein and fairly presents in all material respects (subject to routine year-end audit adjustments in the case of the unaudited financial statements) Borrower's financial condition as of the date thereof (including a full disclosure of material contingent liabilities, if any) and the results of its operations, if any, for the fiscal period then ending. There has been no material adverse change in Borrower's financial condition, properties or business since the date of Borrower's most recent 4A.04 financial statements nor any change in its accounting procedures since the end of Borrower's latest full fiscal year covered by those statements.

         4B.10 DEFAULTS -- No default under this Agreement exists, nor will any exist immediately after the execution and delivery of this Agreement.

5A. EVENTS OF DEFAULT -- Each of the following shall constitute an event of default hereunder:

         5A.01 PAYMENTS -- If any principal included in the subject indebtedness shall not be paid in full promptly when the same becomes payable; or if any subject indebtedness (EXCEPT principal) or any of Borrower's other debt to the Banks (EXCEPT any payable on demand) shall not be paid in full promptly when the same becomes payable and shall remain unpaid for ten (10) consecutive days thereafter; or if such of Borrower's debt, if any, to Bank, as may be payable on demand shall not be paid in full within ten (10) days after any actual demand for payment.

         5A.02 WARRANTIES -- If any representation, warranty or statement made in this Agreement or in any related writing referred to in section 4A shall be false or erroneous in any material respect; or if any representation, warranty or statement hereafter made by or on behalf of Borrower in any related writing not referred to in section 4A shall be false or erroneous in any material respect.

         5A.03 COVENANTS WITHOUT GRACE -- If Borrower shall fail or omit to perform or observe any provisions in subsections 3A.02 or 3B.04.

         5A.04 COVENANTS WITH GRACE -- If anyone (other than Bank and its agents) shall fail or omit to perform and observe any agreement (other than those referred to in subsection 5A.01 or 5A.03) contained in this Agreement or any related writing that is on its part to be complied with, and that failure or omission shall not have been fully corrected within thirty (30) days after the giving of written notice to Borrower by Agent that it is to be remedied.

         5A.05 CROSS-DEFAULT -- If any of Borrower's indebtedness for borrowed money (regardless of maturity) or any of its funded indebtedness shall be or become "IN DEFAULT" (as defined below). In this subsection, IN DEFAULT means that (a) there shall have occurred (or shall exist) in respect of the indebtedness in question (either as in effect at the date of this Agreement or as in effect at the time in question) any event, condition or other thing which constitutes, or which with the giving of notice or the lapse of any applicable grace period or both would constitute, a default which accelerates (or permits any creditor or creditors or representative of creditors to accelerate) the maturity of any such indebtedness in an amount in excess of two million dollars ($2,000,000); or (b) any such indebtedness (other than any payable on demand) shall not have been paid in full at its stated maturity; or (c) any such indebtedness payable on demand shall not have been paid in full within ten (10) banking days after any actual demand for payment.

         5A.06 BORROWER'S SOLVENCY -- If (a) Borrower shall discontinue operations, or (b) Borrower shall commence any insolvency action of any kind or admit (by answer, default or otherwise) the material allegations of, or consent to any relief requested in, any insolvency action of any kind commenced against Borrower by its creditors or any thereof, or (c) any creditor or creditors shall commence against Borrower any insolvency action of any kind which shall remain in effect (neither dismissed nor stayed) for sixty (60) consecutive days.

5B. EFFECTS OF DEFAULT -- Notwithstanding any contrary provision or inference in this Agreement or in any related writing:

         5B.01 OPTIONAL DEFAULTS -- If any event of default referred to in subsection 5A.01 through 5A.05, both inclusive, shall occur and be continuing, the Banks shall have the right in their discretion, by giving written notice to Borrower,

                  (a) to terminate the revolving commitment (if not already expired or reduced to zero pursuant to section 2A or terminated pursuant to this section) and the Banks shall have no obligation thereafter to grant any revolving loan to Borrower, and

                  (b) to accelerate the maturity of all of Borrower's debt to the Banks (other than debt, if any, already due and payable), and all such debt shall thereupon become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrower.

         5B.02 AUTOMATIC DEFAULTS -- If any event of default referred to in subsection 5A.06 shall occur,

                  (a) the revolving commitments shall automatically and immediately terminate (if not already expired or reduced to zero pursuant to section 2A or terminated pursuant to this section) and the Banks shall have no obligation thereafter to grant any revolving loan to Borrower, and

                  (b) all of Borrower's debt to the Banks (other than debt, if any, already due and payable) shall automatically and immediately become due and payable in full, all without any presentment, demand or notice of any kind, which are hereby waived by Borrower.

         5B.03 OFFSETS -- If there shall occur or exist any default under this Agreement referred to in subsection 5A.06, then, so long as that default under this Agreement exists, the Banks shall have the right at any time to set off against and to appropriate and apply toward the payment of the subject indebtedness then owing to it, whether or not the same shall then have matured, any and all deposit balances then owing by a Bank to or for the credit or account of Borrower, all without notice to or demand upon Borrower, all such notices and demands being hereby expressly waived.

         5B.04 EQUALIZATION -- Each Bank agrees with the other Banks that if at any time it shall obtain any advantage over the other Banks or any thereof in respect of the subject indebtedness it will purchase from such other Bank or Banks, for cash and at par, such additional participation in the subject indebtedness owing to the other or others as shall be necessary to nullify the advantage. If any such advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Bank receiving the advantage, each such purchase shall be rescinded, and the purchase price restored (with interest and other charges if and to the extent actually incurred by the Bank receiving the advantage) ratably to the extent of the recovery. During the existence of any default under this Agreement, any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) of any indebtedness for borrowed money owing by Borrower to any Bank shall be applied to the subject indebtedness owing to that Bank until the same shall have been paid in full before any thereof shall be applied to other indebtedness for borrowed money owing to that Bank.

6A. INDEMNITY: STAMP TAXES -- Borrower will pay all stamp taxes and similar taxes, if any, including interest and penalties, if any, payable in respect of the issuance of the subject indebtedness.

6B. INDEMNITY: TAKEOVERS -- Borrower agrees to indemnify the Banks and hold the Banks harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel in connection with any investigative, administrative or judicial proceeding, whether or not a Bank shall be designated a party thereto) which may be incurred by a Bank relating to or arising out of any actual or proposed use of proceeds of the subject loans in connection with the financing of an acquisition of any corporation or other business entity, PROVIDED that a Bank shall have no right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

6C.      INDEMNITY: CAPITAL REQUIREMENTS   -- If

         (a) at any time any governmental authority shall require National City Corporation or a Bank, whether or not the requirement has the force of law, to maintain, as support for the revolving commitment, capital in a specified minimum amount that either is not required or is greater than that required at the date of this Agreement, whether the requirement is implemented pursuant to the "risk-based capital guidelines" (published at 12 CFR 3 in respect of "national banking associations", 12 CFR 208 in respect of "state member banks" and 12 CFR 225 in respect of "bank holding companies") or otherwise, and

         (b) as a result thereof the rate of return on capital of National City Corporation or a Bank or both (taking into account their then policies as to capital adequacy and assuming full utilization of their capital) shall be directly or indirectly reduced by reason of any new or added capital thereby allocable to the revolving commitment, then and in each such case Borrower shall, on a Bank's demand, pay such Bank as an additional fee such amounts as will in that Bank's reasonable opinion reimburse National City Corporation and such Bank for any such reduced rate of return.

6D. INDEMNITY: COLLECTION COSTS -- If any event of default shall occur and shall be continuing, Borrower will pay Agent such further amounts, to the extent permitted by law, as shall cover Agent's costs and expenses (including, without limitation, the reasonable fees, interdepartmental charges and disbursements of its counsel) incurred in collecting the subject indebtedness or in otherwise enforcing its rights and remedies in respect thereof.

6E. INDEMNITY: FUNDING COSTS -- Borrower agrees to indemnify each Bank against any loss relating in any way to its funding of any LIBOR loan paid before its stated maturity (whether a prepayment or a payment following any acceleration of maturity) and to pay that Bank, as liquidated damages for any such loss, an amount (discounted to the present value in accordance with standard financial practice at a rate equal to the treasury yield) equal to interest computed on the principal payment from the payment date to the respective stated maturities thereof at a rate equal to the difference of the contract rate less the treasury yield, all as determined by that Bank in its reasonable discretion. TREASURY YIELD means the annual yield on direct obligations of the United States having a principal amount and maturity similar to that of the principal being paid.

6F. CERTIFICATE FOR INDEMNIFICATION -- Each demand by Agent or a Bank for payment pursuant to section 6A, 6B, 6C 6D or 6E shall be accompanied by a certificate setting forth the reason for the payment, the amount to be paid, and the computations and assumptions in determining the amount, which certificate shall be presumed to be correct in the absence of manifest error. In determining the amount of any such payment, Agent or a Bank may use reasonable averaging and attribution methods.

7A. BANKS' PURPOSE -- The Banks represents and warrants to Borrower that the Banks are familiar with the Securities Act of 1933 as amended and the rules and regulations thereunder and is not entering into this Agreement with any intention of violating that Act or any rule or regulation thereunder, it being understood, however, that the Banks shall at all times retain full control of the disposition of their assets.

7B. AGENT -- Each Bank irrevocably appoints National City to be its agent (in that capacity, AGENT) with full authority to take such actions, and to exercise such powers, on behalf of the Banks in respect of this Agreement and the related writings as are therein respectively delegated to Agent or as are reasonably incidental to those delegated powers.

         7B.01 NATURE OF APPOINTMENT -- Agent shall have no fiduciary relationship with any Bank by reason of this Agreement (except with respect to payments) and the related writings, nor shall Agent have any duty or responsibility whatever to any Bank except those expressly set forth in this Agreement and the related writings. Without limiting the generality of the foregoing, each Bank acknowledges that Agent is acting as such solely as a convenience to the Banks and not as a manager of the subject commitments or subject indebtedness. This section 7B does not confer any rights upon Borrower or anyone else (except the Banks), whether as a third party beneficiary or otherwise.

         7B.02 NATIONAL CITY AS A BANK; OTHER TRANSACTIONS -- National City's rights under this Agreement and the related writings shall not be affected by its serving as Agent. National City and its affiliates may generally transact any banking, financial, trust, advisory or other business with the companies (including, without limitation, the acceptance of deposits, the extension of credit and the acceptance of fiduciary appointments) without notice to the Banks, without accounting to the Banks, and without prejudice to National City's rights as a Bank under this Agreement and the related writings

         7B.03 INSTRUCTION FROM BANKS -- Agent shall not be required to exercise any discretion or take any action as to matters not expressly provided for by this Agreement and the related writings (including, without limitation, collection and enforcement actions in respect of the subject indebtedness and any collateral therefor) EXCEPT that Agent shall take such action (or omit to take such action) as may be reasonably requested of it in writing by the Banks, which instructions and which actions and omissions shall be binding upon all the Banks; PROVIDED, that Agent shall not be required to act (or omit any act) if, in its judgment, any such action or omission might expose Agent to personal liability or might be contrary to this Agreement, any related writing or any applicable law.

         7B.04  BANKS' DILIGENCE   -- Each Bank

                  (a) represents and warrants that it has made its decision to enter into this Agreement and the related writings and

                  (b) agrees that it will make its own decision as to taking or not taking future actions in respect of this Agreement and the related writings in each case without reliance on Agent or any other Bank and on the basis of its independent credit analysis and its independent examination of and inquiry into such documents and other matters as it deems relevant and material.

         7B.05 NO IMPLIED REPRESENTATIONS -- Agent shall not be liable for any representation, warranty, agreement or obligation of any kind of any other party to this Agreement or anyone else, whether made or implied by any company in this Agreement or any related writing or by a Bank in any notice or other communication or by anyone else or otherwise.

         7B.06 SUB-AGENTS -- Agent may employ agents and shall not be liable (except as to money or property received by it or its agents) for any negligence or misconduct of any such agent selected by it with reasonable care. Agent may consult with legal counsel, certified public accountants and other experts of its choosing (including, without limitation, NATIONAL CITY's salaried employees, any employed by Borrower or any otherwise not independent) and shall not be liable for any action or inaction taken or suffered in good faith by it in accordance with the advice of any such counsel, accountants or other experts.

         7B.07 AGENT'S DILIGENCE -- Agent shall not be required (a) to keep itself informed as to anyone's compliance with any provision of this Agreement or any related writing, (b) to make any inquiry into the properties, financial condition or operations of any company or any other matter relating to this Agreement or any related writing, (c) to report to any Bank any information (other than which this Agreement or any related writing expressly requires to be so reported) that Agent or any of its affiliates may have or acquire in respect of any company's properties, business or financial condition or any other matter relating to this Agreement or any related writing or (d) to inquire into the validity, effectiveness or genuineness of this Agreement or any related writing.

         7B.08 NOTICE OF DEFAULT -- Agent shall not be deemed to have knowledge of any default under this Agreement unless and until it shall have received a written notice describing it and citing the relevant provision of this Agreement or any related writing.

         7B.09 AGENT'S LIABILITY -- Neither Agent nor any of its directors, officers, employees, attorneys and other agents shall be liable for any action or omission on their respective parts except for gross negligence or willful misconduct.

         7B.10 COMPENSATION -- Borrower agrees to pay Agent annually, in advance, an agency fee described in a separate letter agreement between Borrower and Agent. Agent shall receive no other compensation for its services as agent of the Banks in respect of this Agreement and the related writings, but Borrower shall reimburse Agent periodically on its demand for out-of-pocket expenses, if any, reasonably incurred by it as such, and agreed to by Borrower.

         7B.11 DISBURSEMENTS -- Whenever Agent shall receive any funds in respect of the subject indebtedness or otherwise in respect of this Agreement or any related writing, whether from Borrower for the account of the Banks or from the Banks for the account of Borrower, Agent shall disburse the funds on the day the funds shall be deemed to have been received. Agent shall be entitled (but not obligated) to make a timely disbursement of loan proceeds to Borrower before actually receiving funds from the Banks (except if and to the extent Agent shall have received written instructions to the contrary from any Bank or Banks) and to make a timely disbursement of payments to the Banks before actually receiving funds from Borrower. If the funds to be disbursed are not received by Agent on a timely basis, (a) Agent at its option may (a) rescind the disbursement and require the disbursee to return the funds in question with interest or (b) require the party who failed to furnish the funds for disbursement on a timely basis to pay Agent interest thereon the interest in each case to be computed at the federal funds rate and to be paid on demand.

         7B.12 AGENT'S INDEMNITY -- The Banks shall indemnify Agent (to the extent Agent is not reimbursed by Borrower) from and against any loss or liability (other than any caused by Agent's gross negligence or willful misconduct) incurred by Agent as such in respect of this Agreement or any related writing and from and against any out-of-pocket expenses incurred in defending itself or otherwise related to this Agreement or any related writing including, without limitation, reasonable fees and disbursements of legal counsel of its own selection (including, without limitation, the reasonable interdepartmental charges of its salaried attorneys) in the defense of any claim against it or in the prosecution of its rights and remedies as Agent; PROVIDED, that each Bank shall be liable for only its ratable share of the whole loss or liability.

         7B.13 RESIGNATION -- Agent (or any successor) may resign as such at any time upon sixty days' prior written notice to Borrower and to each Bank, in which event a majority of the Banks may appoint a successor agent by giving written notice thereof to Borrower, the resigning agent and each Bank not participating in the appointment. In the absence of a timely appointment, Agent shall have the right (but not the duty) to make a temporary appointment of any Bank (but only with that Bank's consent) to act as its successor pending an appointment pursuant to the next preceding sentence. In either case, the successor agent shall deliver its written acceptance of appointment to Borrower, to each Bank and to the former agent, whereupon the successor agent shall automatically acquire and assume all the rights and duties as those prescribed for Agent by this section 7B. Any resigning agent shall execute and deliver such assignments and other writings as the successor agent may reasonably require to facilitate its becoming the successor agent.

8. INTERPRETATION -- This Agreement and the related writings shall be governed by the following provisions:

         8.01 WAIVERS -- The Banks may from time to time in their discretion grant Borrower waivers and consents in respect of this Agreement or any related writing or assent to amendments thereof, but no such waiver or consent shall be binding upon the Banks unless specifically granted by the Banks in writing, which writing shall be strictly construed. Without limiting the generality of the foregoing, Borrower agrees that no course of dealing in respect of, nor any omission or delay in the exercise of, any right, power or privilege by the Banks shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each such right, power or privilege may be exercised either independently or concurrently with others and as often and in such order as the Banks may deem expedient.

         8.02 CUMULATIVE PROVISIONS -- Each right, power or privilege specified or referred to in this Agreement or any related writing is in addition to and not in limitation of any other rights, powers and privileges that the Banks may otherwise have or acquire by operation of law, by other contract or otherwise.

         8.03 BINDING EFFECT -- The provisions of this Agreement and the related writings shall bind and benefit Borrower and the Banks and their respective successors and assigns, including each subsequent holder, if any, of the subject notes or any thereof; PROVIDED, that no person or entity other than Borrower may obtain subject loans or subject LCs; and PROVIDED, further, that neither any holder of any subject note or assignee of any subject loan, whether in whole or in part, shall thereby become obligated thereafter to grant to Borrower any subject loan or have a subject LC issued on Borrower's behalf.

         8.04 SURVIVAL OF PROVISIONS -- All representations and warranties made in or pursuant to this Agreement or any related writing shall survive the execution and delivery of this Agreement and the subject notes. The provisions of section 6 shall survive the payment of the subject indebtedness.

         8.05 IMMEDIATE U.S. FUNDS -- Any reference to money is a reference to lawful money of the United States of America which, if in the form of credits, shall be in immediately available funds.

         8.06 CAPTIONS -- The several captions to different sections and subsections of this Agreement are inserted for convenience only and shall be ignored in interpreting the provisions thereof.

         8.07 SUBSECTIONS -- Each reference to a section includes a reference to all subsections thereof (i.e., those having the same character or characters to the left of the decimal point) EXCEPT where the context clearly does not so permit.

         8.08 ILLEGALITY -- If any provision in this Agreement or any related writing shall for any reason be or become illegal, void or unenforceable, that illegality, voidness or unenforceability shall not affect any other provision.

         8.09 OHIO LAW -- This Agreement and the related writings and the respective rights and obligations of the parties hereto shall be construed in accordance with and governed by internal Ohio law.

         8.10 INTEREST/FEE COMPUTATIONS -- All interest and all fees for any given period shall accrue on the first day thereof but not on the last day thereof and in each case shall be computed on the basis of a 360-day year and the actual number of days elapsed. In no event shall interest accrue at a higher rate than the maximum rate, if any, permitted by law.

         8.11 NOTICE -- A notice to or request of Borrower shall be deemed to have been given or made under this Agreement or any related writing either upon the delivery of a writing to that effect (either in person or by transmission of a telecopy) to an officer of Borrower or five (5) days after a writing to that effect shall have been deposited in the United States mail and sent, with postage prepaid, by registered or certified mail, properly addressed to Borrower (Attention: chief financial officer). No other method of actually giving actual notice to or making a request of Borrower is hereby precluded. Every notice required to be given to Bank pursuant to this Agreement or any related writing shall be delivered (either in person or by transmission of a telecopy) to an account officer of Bank. A notice or request by mail is properly addressed to a party when addressed to it at the address set forth opposite its signature below or at such other address as that party may furnish to each of the others in writing for that purpose. A telecopy is transmitted to a party when transmitted to the telecopy number set forth opposite that party's signature below (or at such other telecopy number as that party may furnish to the other in writing for that purpose).

         8.12 ACCOUNTING TERMS -- Any accounting term used in this Agreement shall have the meaning ascribed thereto by GAAP subject, however, to such modification, if any, as may be provided by section 9 or elsewhere in this Agreement.

         8.13 ENTIRE AGREEMENT -- This Agreement and the related writings referred to in or otherwise contemplated by this Agreement set forth the entire agreement of the parties as to the transactions contemplated by this Agreement.

         8.14 WAIVER OF JURY TRIAL -- The parties acknowledge and agree that any controversy that may arise under this Agreement and the related writings would involve difficult and complex issues and therefore agree that any law suit growing out of or incidental to any such controversy will be tried in a court of competent jurisdiction by a judge sitting without a jury.

         8.15 ASSIGNMENT -- Each Bank may, with the consent of Borrower, which consent shall not be unreasonably withheld, assign its rights under this Agreement or sell participations in all or any part of its subject loans or subject LCs.

9. AMENDMENTS AND WAIVERS -- (a) Neither this Agreement nor any other related writing, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this section. A majority of the Banks, may, or, with the written consent of the majority of the Banks, Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other related writings for the purpose of adding any provisions to this Agreement or the other related writings or changing in any manner the rights or obligations of the Banks or of the Borrower hereunder or thereunder or (b) waive at the Borrower's request, on such terms and conditions as a majority of the Banks or Agent, as the case may be, may specify in such instrument, and of the requirements of this Agreement or the other related writings or any default under this Agreement or event of default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall, unless one hundred percent (100%) of the Banks agree thereto:

         (i) reduce the amount or extend the scheduled date of maturity of any subject loan or any reimbursement obligation or of any scheduled installment thereof, or reduce the stat- ed rate of any interest or fee payable hereunder or extend the scheduled date of any pay- ment thereof or increase the amount or extend the expiration date of any Bank's revolving commitment, in each case without the consent of each Bank directly affected thereby,

         (ii) amend, modify or waive any provision of this section 9 or reduce the percentage specified in the definition of a majority of the Banks without the written consent of all of the Banks,

         (iii) release any guarantee or, in the aggregate, a material portion of the collateral, except as expressly permitted hereby or by any guarantee or security document (as such documents are in effect on the date hereof or, if later, the date of execution and delivery thereof in accordance with the terms hereof),

         (iv) amend, modify or waive any provision of section 7B without the written consent of Agent,

         (v) amend, modify or waive the provisions of subsection 3D.01 relating to equity transactions.

         (b) Any waiver and any amendment, supplement or modification pursuant to this section 9 shall apply to each of the Banks and shall be binding upon the Borrower, the Banks, Agent and all future holders of the subject loans. In the case of any waiver, the Borrower, the Banks and Agent shall be restored to their former position and rights hereunder and under the related writings, and any default under this Agreement or event of default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other default under this Agreement or event of default, or impair any right consequent thereon.

10. DEFINITIONS -- As used in this Agreement and in the related writings, EXCEPT where the context clearly requires otherwise,

         ACCOUNT OFFICER means that officer who at the time in question is designated by a Bank as the officer having primary responsibility for giving consideration to Borrower's requests for credit or, in that officer's absence, that officer's immediate superior or any other officer who reports directly to that superior officer;

         ACCUMULATED FUNDING DEFICIENCY shall have the meaning ascribed thereto in section 302(a)(2) of ERISA;

         ADVANTAGE means any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by a bank in respect of the subject indebtedness if the payment results in that bank's having less than its ratable share of the subject indebtedness in question;

         AFFILIATE when used with reference to any corporation (or other business entity) (the "subject") means, a corporation (or other business entity) or person that is in control of or under the control of or under common control (by another) with the subject, the term CONTROL meaning the direct or indirect power to direct the management or policies of the subject or the affiliate or both (as the case may be), whether through the direct or indirect ownership of voting securities, by contract or otherwise;

         AGREEMENT means this Agreement and includes each amendment, if any, to this Agreement;

         BANK means National City Bank, PNC Bank, National Association or Star Bank, National Association

         BANKING DAY means any day other than a Saturday or a Sunday or a public holiday or other day on which banking institutions in Cleveland, Ohio, are generally closed and do not conduct a general banking business;

         BORROWER means Stoneridge, Inc., an Ohio corporation;

         CONTRACT PERIOD is defined in subsection 2C.03;

         CREDIT EXPOSURE means the aggregate at the time in question of (a) the unpaid principal of the revolving loans then owing plus (b) the undrawn balance of the subject LCs then outstanding;

         CREDIT REQUEST means a request made pursuant to subsection 2B.02;

         DEBT means, collectively, all liabilities of the party or parties in question to a Bank, whether owing by one such party alone or with one or more others in a joint, several, or joint and several capacity, whether now owing or hereafter arising, whether owing absolutely or contingently, whether created by loan, overdraft, guaranty of payment or other contract or by quasi-contract or tort, statute or other operation of law or otherwise, whether incurred directly to a Bank or acquired by purchase, pledge or otherwise, and whether participated to or from a Bank in whole or in part; and in the case of Borrower includes, without limitation, the subject indebtedness;

         DEFAULT UNDER ERISA means (a) the occurrence or existence of a material accumulated funding deficiency in respect of any of Borrower's pension plans, (b) any failure by Borrower to make a full and timely payment of premiums required by ERISA for insurance against any employer's liability in respect of any such plan, (c) any material breach of a fiduciary duty by Borrower or any trustee in respect of any such plan or (d) the existence of any action for the forceable termination of any such plan;

         DEFAULT UNDER THIS AGREEMENT means an event, condition or thing which constitutes (or which with the lapse of any applicable grace period or the giving of notice or both would constitute) an event of default referred to in section 5A and which has not been appropriately waived in writing in accordance with this Agreement or corrected to Bank's full satisfaction;

         DISTRIBUTION means a payment made, liability incurred or other consideration (other than any stock dividend or stock split payable solely in capital stock of Borrower) given by Borrower for the purchase, acquisition, redemption or retirement of any capital stock of Borrower or as a dividend, return of capital or other distribution in respect of Borrower's capital stock and DISTRIBUTE means to make a distribution;

         ENVIRONMENTAL LAW means the Comprehensive Environmental Response, Compensation, and Liability Act (42 USC 9601 et seq.), the Hazardous Material Transportation Act (49 USC 1801 et seq.), the Resource Conservation and Recovery Act (42 USC 6901 et seq.), the Federal Water Pollution Control Act (33 USC 1251 et seq.), the Toxic Substances Control Act (15 USC 2601 et seq.) and the Occupational Safety and Health Act (29 USC 651 et seq.), as such laws have been or hereafter may be amended, and any and all analogous future federal, or present or future state or local, statutes and the regulations promulgated pursuant thereto;

         ERISA means the Employee Retirement Income Security Act of 1974 (P.L. 93-406) as amended from time to time and in the event of any amendment affecting any section thereof referred to in this Agreement, that reference shall be a reference to that section as amended, supplemented, replaced or otherwise modified;

         ERISA REGULATOR means any governmental agency (such as the Department of Labor, the Internal Revenue Service and the Pension Benefit Guaranty Corporation) having any regulatory authority over any of Borrower's pension plans;

         EVENT OF DEFAULT is defined in section 5A;

         EXPIRATION DATE means the date referred to as such in subsection 2A.02, EXCEPT that in the event of any extension pursuant to subsection 2A.05, "expiration date" shall mean the latest date to which the revolving commitment shall have been so extended;

         FEDERAL FUNDS RATE means a fluctuating interest rate per annum, as in effect at the time in question, that is the rate determined by NATIONAL CITY to be the opening federal funds rate per annum paid or payable by it on the day in question in its regional federal funds market for overnight borrowings from other banking institutions;

         FUNDED INDEBTEDNESS means indebtedness of the person or entity in question which matures or which (including each renewal or extension, if any, in whole or in part) remains unpaid for more than twelve months after the date originally incurred and includes, without limitation (a) any indebtedness (regardless of its maturity) if it is renewable or refundable in whole or in part solely at the option of that person or entity (in the absence of default) to a date more than one year after the date of determination, (b) any capitalized lease, (c) any guaranty of funded indebtedness owing by another person or entity and (d) any funded indebtedness secured by a security interest, mortgage or other lien encumbering any property owned or being acquired by the person or entity in question even if the full faith and credit of that person or entity is not pledged to the payment thereof; PROVIDED, that in the case of any indebtedness payable in installments or evidenced by serial notes or calling for sinking fund payments, those payments maturing within twelve months after the date of determination shall be considered current indebtedness rather than funded indebtedness for the purposes of section 3B but shall be considered funded indebtedness for all other purposes;

         GAAP means generally accepted accounting principles applied in a manner consistent with those used in Borrower's latest fiscal year-end financial statements referred to in subsection 4A.04;

         GUARANTOR means one who pledges his credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of collection or payment), any obligor in respect of a standby letter of credit or surety bond issued for the obligor's account, any surety, any co-maker, any endorser, and anyone who agrees conditionally or otherwise to make any loan, purchase or investment in order thereby to enable another to prevent or correct a default of any kind; and GUARANTY means the obligation of a guarantor;

         INSOLVENCY ACTION means either (a) a pleading of any kind filed by the person, corporation or entity (an "insolvent") in question to seek relief from the insolvent's creditors, or filed by the insolvent's creditors or any thereof to seek relief of any kind against that insolvent, in any court or other tribunal pursuant to any law (whether federal, state or other) relating generally to the rights of creditors or the relief of debtors or both, or (b) any other action of any kind commenced by an insolvent or the insolvent's creditors or any thereof for the purpose of marshalling the insolvent's assets and liabilities for the benefit of the insolvent's creditors; and "insolvency action" includes (without limitation) a petition commencing a case pursuant to any chapter of the federal bankruptcy code, any application for the appointment of a receiver, trustee, liquidator or custodian for the insolvent or any substantial part of the insolvent's assets, and any assignment by an insolvent for the general benefit of the insolvent's creditors;

         LIBOR PRE-MARGIN RATE means the rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%), as determined by Agent which equals the average rate per annum at which deposits in United States dollars are offered for deposits of the maturity and amount in question, at 11:00 A.M. London time (or as soon thereafter as practicable) two banking days prior to the first day of the contract period in question, to Agent by prime banking institutions in the London interbank eurodollar market;

         LIBOR LOAN means a subject loan having a contract period described in clause (b) of subsection 2C.03 and bearing interest in accordance with clause (b) of subsection 2C.07;

         MAJORITY OF THE BANKS means Banks which have committed seventy-five percent (75%) (by amount) of the subject commitments as set forth is subsection 2A.01;

         MATERIAL means material as determined by the Banks in the reasonable exercise of their discretion;

         MOST RECENT 4A.04 FINANCIAL STATEMENTS means Borrower's most recent financial statements that are referred to in subsection 4A.04;

         NATIONAL CITY   means National City Bank;

         NET INCOME means net income as determined in accordance with GAAP, after taxes and after extraordinary items, but without giving effect to any gain resulting from any reappraisal or write-up of any asset;

         NET WORTH means the excess (as determined in accordance with GAAP) of the net book value (after deducting all applicable valuation reserves and without any consideration to any re-appraisal or write-up of assets) of Borrower's assets over Borrower's total liabilities;

         PENSION PLAN means a defined benefit plan (as defined in section 3(35) of ERISA) of Borrower and includes, without limitation, any such plan that is a multi-employer plan (as defined in section 3(37) of ERISA) applicable to any of Borrower's employees;

         PRIME RATE means the fluctuating rate, as in effect at the time in question, that is publicly announced by National City from time to time in Cleveland, Ohio, as being its prime rate thereafter in effect;

         REFERENCE RATE means, on any given date, either the prime rate in effect for that day or a rate equal to one percent (1%) per annum plus the federal funds rate in effect for that day, whichever rate shall be the higher for that day;

         RELATED WRITING means any note, mortgage, security agreement, other lien instrument, financial statement, audit report, notice, legal opinion, credit request, officer's certificate or other writing of any kind which is delivered to Bank and which is relevant in any manner to this Agreement or any related writing and includes, without limitation, the subject notes and the other writings referred to in sections 3A and

         4A;

         REPORTABLE EVENT   has the meaning ascribed thereto by ERISA;

         REVOLVING COMMITMENT means a Bank's commitment to extend credit to Borrower pursuant to sections 2A and 2D of this Agreement and upon the terms, subject to the conditions of this Agreement and in accordance with the other provisions of this Agreement;

         REVOLVING LOAN means a loan obtained by Borrower pursuant to subsections 2A and 2B of this Agreement and evidenced by a revolving note;

         REVOLVING NOTE means a note executed and delivered by Borrower and being in the form and substance of Exhibit B with the blanks appropriately filled;

         RR LOAN means a subject loan maturing in the manner described in the first sentence of subsection 2C.04 and bearing interest in accordance with subsection 2C.06;

         SUBJECT INDEBTEDNESS means, collectively, the principal of and interest on the subject loans and all fees and other liabilities, if any, incurred by Borrower to the Banks pursuant to this Agreement or any related writing;

         SUBJECT LC means a letter of credit issued by National City in accordance with section 2D;

         SUBJECT LOAN means a loan obtained by Borrower pursuant to this Agreement;

         SUBJECT NOTE means a note executed and delivered by Borrower and being in the form and substance of Exhibit B with the blanks appropriately filled;

         SUBSIDIARY means a corporation or other business entity if shares constituting a majority of its outstanding capital stock (or other form of ownership) or constituting a majority of the voting power in any election of directors (or shares constituting both majorities) are (or upon the exercise of any outstanding warrants, options or other rights would be) owned directly or indirectly at the time in question by the corporation in question or another "subsidiary" of that corporation or any combination of the foregoing;

         SUPPLEMENTAL SCHEDULE means the schedule incorporated into this Agreement as Exhibit A;

         TOTAL LIABILITIES means the aggregate (without duplication) of all liabilities of the corporation or corporations in question and includes, without limitation, (a) any indebtedness which is secured by any mortgage, security interest or other lien on any of their property even if the full faith and credit of none of them is pledged to the payment thereof, (b) any indebtedness for borrowed money or funded indebtedness of any kind if any such corporation or corporations is a guarantor thereof and (c) any subordinated indebtedness; PROVIDED, that there shall be excluded any liability under a reimbursement agreement relating to a letter of credit issued to finance the importation or exportation of goods;

         TRANSPORTATION BUSINESS means a business primarily engaged in by Borrower or a subsidiary of Borrower involving the design and manufacture of electrical power and distribution components, modules and systems, integrated electronic and electromechanical switch products, electronic instrument clusters, driver message centers, power conversion products, multiplexed modules and electrical systems and electronic switch modules and electromechanical actuator products or products which relate or connect thereto.

         the foregoing definitions shall be applicable to the respective plurals of the foregoing defined terms.

Address:                                      STONERIDGE, INC.
  9400 East Market Street
  Warren, Ohio 44484
Telecopy:                                     By: /s/ Kevin Bagby
          --------------                         ------------------------------

Address:                                      NATIONAL CITY BANK, AGENT
  1900 East Ninth Street
  Attn:  Metro/Ohio Division
  Cleveland, Ohio 44114-3484                  By:  /s/ Michael McCuen
Telecopy:  216/575-9396                           -----------------------------

Address:                                      NATIONAL CITY BANK
  1900 East Ninth Street
  Attn:  Metro/Ohio Division
  Cleveland, Ohio 44114-3484                  By:   /s/ Michael McCuen
Telecopy:  216/575-9396                           -----------------------------

Address:                                         PNC BANK, NATIONAL ASSOCIATION
  1375 East Ninth Street
  Suit 1250
  Cleveland, Ohio 44114                           By: /s/ Joseph Moran
Telecopy:  216 348-8595                               --------------------------

Address:                                         STAR BANK, NATIONAL ASSOCIATION
  1350 Euclid Avenue
  Cleveland, Ohio 44115
  Attn:  John D. Barrett                          By: /s/ John Barrett
Telecopy:  216 623-9208                               --------------------------

                              SUPPLEMENTAL SCHEDULE

There is no item which Borrower must disclose in this supplemental schedule in order to be in full compliance with subsections 3D.01, 3D.02, 3D.03 and 3D.04, nor is there any addition or exception to the representations and warranties in section 4B.

                                    EXHIBIT A

                                 REVOLVING NOTE
                                 --------------




$65,000,000                      Cleveland, Ohio              September 15, 1997



FOR VALUE RECEIVED, the undersigned, Stoneridge, Inc., an Ohio corporation, promises to pay to the order of National City Bank, at the main office of National City Bank the principal sum of

                           SIXTY-FIVE MILLION DOLLARS

(or, if less, the aggregate unpaid principal balance from time to time shown on the reverse side of this note or any allonge thereto), together with interest computed thereon in accordance with the credit agreement referred to below, which principal and interest is payable in accordance with the provisions in the credit agreement.

This note is issued pursuant to a certain Credit Agreement (the "credit agreement") made as of September 15, 1997 by and among Borrower, three banks and National City Bank (as agent of the banks for the purposes of the credit agreement pursuant to which Borrower may obtain revolving loans (one by each bank) aggregating One Hundred Twenty-Five Million and No/100ths Dollars ($125,000,000.00). The credit agreement contains definitions applicable to this note, provisions governing the making of loans, the acceleration of the maturity thereof, rights of prepayment and other provisions applicable to this note. Each endorsement, if any, on the reverse side of this note (or any allonge thereto) shall be prima facie evidence of the data so endorsed.

Address:                                          STONERIDGE, INC.
  9400 East Market Street
  Warren, Ohio 44484
Telecopy: ______________                          By: ________________________

                                                  Title: _____________________

                                    EXHIBIT B

                                 REVOLVING NOTE
                                 --------------





$45,000,000                      Cleveland, Ohio             September 15, 1997



FOR VALUE RECEIVED, the undersigned, Stoneridge, Inc., an Ohio corporation, ("Borrower") promises to pay to the order of PNC Bank, National Association, at the main office of National City Bank in Cleveland, Ohio, the principal sum of

                           FORTY-FIVE MILLION DOLLARS

(or, if less, the aggregate unpaid principal balance from time to time shown on the reverse side of this note or any allonge thereto), together with interest computed thereon in accordance with the credit agreement referred to below, which principal and interest is payable in accordance with the provisions in the credit agreement.

This note is issued pursuant to a certain Credit Agreement (the "credit agreement") made as of September 15, 1997 by and among Borrower, three banks and National City Bank (as agent of the banks for the purposes of the credit agreement pursuant to which Borrower may obtain revolving loans (one by each bank) aggregating One Hundred Twenty-Five Million and No/100ths Dollars ($125,000,000.00).

The credit agreement contains definitions applicable to this note, provisions governing the making of loans, the acceleration of the maturity thereof, rights of prepayment and other provisions applicable to this note. Each endorsement, if any, on the reverse side of this note (or any allonge thereto) shall be prima facie evidence of the data so endorsed.

Address:                                         STONERIDGE, INC.
  9400 East Market Street
  Warren, Ohio 44484
Telecopy: ______________                         By: ________________________

                                                 Title: _____________________

                                    EXHIBIT B

                                 REVOLVING NOTE
                                 --------------





$15,000,000                      Cleveland, Ohio             September 15, 1997



FOR VALUE RECEIVED, the undersigned, Stoneridge, Inc., an Ohio corporation, ("Borrower") promises to pay to the order of Star Bank, National Association, at the main office of National City Bank in Cleveland, Ohio, the principal sum of

                             FIFTEEN MILLION DOLLARS

(or, if less, the aggregate unpaid principal balance from time to time shown on the reverse side of this note or any allonge thereto), together with interest computed thereon in accordance with the credit agreement referred to below, which principal and interest is payable in accordance with the provisions in the credit agreement.

This note is issued pursuant to a certain Credit Agreement (the "credit agreement") made as of September 15, 1997 by and among Borrower, three banks and National City Bank (as agent of the banks for the purposes of the credit agreement pursuant to which Borrower may obtain revolving loans (one by each bank) aggregating One Hundred Twenty-Five Million and No/100ths Dollars ($125,000,000.00).

The credit agreement contains definitions applicable to this note, provisions governing the making of loans, the acceleration of the maturity thereof, rights of prepayment and other provisions applicable to this note. Each endorsement, if any, on the reverse side of this note (or any allonge thereto) shall be prima facie evidence of the data so endorsed.

Address:                                         STONERIDGE, INC.
  9400 East Market Street
  Warren, Ohio 44484
Telecopy: ______________                         By: ________________________

                                                 Title: _____________________

                                    EXHIBIT B

                               EXTENSION AGREEMENT



This extension agreement made as of September 15, 1997 by and between ____________________________ (BORROWER), National City Bank, PNC Bank National Association and Star Bank, National Association (the BANKS) and National City Bank as agent for the Banks:

Whereas, the parties have executed and delivered a certain credit agreement dated September 15, 1997 which provides for, among other things, a revolving commitment aggregating $ and available to Borrower, upon certain terms and conditions until , 19 (the EXPIRATION DATE now in effect) subject to any earlier reduction or termination pursuant to the credit agreement.

In consideration of the premises above and agreements below and for other valuable consideration, the parties agree that subsection 2A.02 of the credit agreement (captioned "TERM") is hereby amended by deleting the date ___________, 19__and by substituting therefor the date "__, 19__", which latter date shall be the expiration date hereafter in effect.

In all other respects the credit agreement shall remain in full effect.

Address:                                     Stoneridge, Inc.
  9400 East Market Street
  Warren, Ohio  44484                        By: ___________________
Telecopy: ___________

                                             Title: __________________

Address:                                     National City Bank, Agent
  1900 East Ninth Street
  Attn:  Metro/Ohio Division                 By: ___________________
  Cleveland, Ohio  44114-3484
Telecopy:  ____________                      Title: __________________

Address:                                     National City Bank
  1900 East Ninth Street
  Attn:  Metro/Ohio Division                 By: ___________________
  Cleveland, Ohio  44114-3484
Telecopy:  ____________                      Title: __________________

Address:                                     PNC Bank, National Association
  One PNC Plaza
  Fifth & Wood Street                        By: ___________________
  Attn:  Regional Corporate Banking
  Pittsburgh, Pennsylvania  15265            Title: __________________
Telecopy:  412/762-7353

Address:                                     Star Bank, National Association
  1350 Euclid Avenue
  Cleveland, Ohio 44115                      By: ___________________
  Attn:  John Barrett
  Cleveland, Ohio                            Title: __________________
Telecopy:  216 623-9289

                                    EXHIBIT C

                                 REVOLVING NOTE
                                 --------------

$65,000,000                      Cleveland, Ohio              September 15, 1997



FOR VALUE RECEIVED, the undersigned, Stoneridge, Inc., an Ohio corporation, promises to pay to the order of National City Bank, at the main office of National City Bank the principal sum of

                           SIXTY-FIVE MILLION DOLLARS

(or, if less, the aggregate unpaid principal balance from time to time shown on the reverse side of this note or any allonge thereto), together with interest computed thereon in accordance with the credit agreement referred to below, which principal and interest is payable in accordance with the provisions in the credit agreement.

This note is issued pursuant to a certain Credit Agreement (the "credit agreement") made as of July 12, 1996 by and among Borrower, three banks and National City Bank (as agent of the banks for the purposes of the credit agreement pursuant to which Borrower may obtain revolving loans (one by each bank) aggregating One Hundred Twenty-Five Million and No/100ths Dollars ($125,000,000.00). The credit agreement contains definitions applicable to this note, provisions governing the making of loans, the acceleration of the maturity thereof, rights of prepayment and other provisions applicable to this note. Each endorsement, if any, on the reverse side of this note (or any allonge thereto) shall be prima facie evidence of the data so endorsed.

Address:                                        STONERIDGE, INC.
  9400 East Market Street
  Warren, Ohio 44484
Telecopy: ______________                        By: ________________________

                                                Title: _____________________

                                 REVOLVING NOTE
                                 --------------

$45,000,000                      Cleveland, Ohio              September 15, 1997



FOR VALUE RECEIVED, the undersigned, Stoneridge, Inc., an Ohio corporation, ("Borrower") promises to pay to the order of PNC Bank, National Association, at the main office of National City Bank in Cleveland, Ohio, the principal sum of

                           FORTY-FIVE MILLION DOLLARS

(or, if less, the aggregate unpaid principal balance from time to time shown on the reverse side of this note or any allonge thereto), together with interest computed thereon in accordance with the credit agreement referred to below, which principal and interest is payable in accordance with the provisions in the credit agreement.

This note is issued pursuant to a certain Credit Agreement (the "credit agreement") made as of July 12, 1996 by and among Borrower, three banks and National City Bank (as agent of the banks for the purposes of the credit agreement pursuant to which Borrower may obtain revolving loans (one by each bank) aggregating One Hundred Twenty-Five Million and No/100ths Dollars ($125,000,000.00).

The credit agreement contains definitions applicable to this note, provisions governing the making of loans, the acceleration of the maturity thereof, rights of prepayment and other provisions applicable to this note. Each endorsement, if any, on the reverse side of this note (or any allonge thereto) shall be prima facie evidence of the data so endorsed.

Address:                                        STONERIDGE, INC.
  9400 East Market Street
  Warren, Ohio 44484
Telecopy: ______________                        By: ________________________

                                                Title: _____________________

                                 REVOLVING NOTE
                                 --------------

$15,000,000                      Cleveland, Ohio             September 15, 1997



FOR VALUE RECEIVED, the undersigned, Stoneridge, Inc., an Ohio corporation, ("Borrower") promises to pay to the order of Star Bank, National Association, at the main office of National City Bank in Cleveland, Ohio, the principal sum of

                             FIFTEEN MILLION DOLLARS

(or, if less, the aggregate unpaid principal balance from time to time shown on the reverse side of this note or any allonge thereto), together with interest computed thereon in accordance with the credit agreement referred to below, which principal and interest is payable in accordance with the provisions in the credit agreement.

This note is issued pursuant to a certain Credit Agreement (the "credit agreement") made as of July 12, 1996 by and among Borrower, three banks and National City Bank (as agent of the banks for the purposes of the credit agreement pursuant to which Borrower may obtain revolving loans (one by each bank) aggregating One Hundred Twenty-Five Million and No/100ths Dollars ($125,000,000.00).

The credit agreement contains definitions applicable to this note, provisions governing the making of loans, the acceleration of the maturity thereof, rights of prepayment and other provisions applicable to this note. Each endorsement, if any, on the reverse side of this note (or any allonge thereto) shall be prima facie evidence of the data so endorsed.

Address:                                        STONERIDGE, INC.
  9400 East Market Street
  Warren, Ohio 44484
Telecopy: ______________                        By: ________________________

                                                Title: _____________________

EXHIBIT A:  Supplemental Schedule (4B.)
EXHIBIT B:  Revolving Note (2B.01; 4A.01)
EXHIBIT C:  Extension Agreement (2B.05)
EXHIBIT D  List Of Mortgage Properties (4A.06)